Exhibit 99.1
Lexicon Pharmaceuticals Announces $100 Million Loan Facility
with Hercules Capital

$55 million funded at closing to repay existing loan facility

The Woodlands, Texas, May 4, 2026 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) announced today that it has entered into a loan facility with Hercules Capital, Inc. (NYSE: HTGC). that provides up to $100 million in borrowing capacity. Access to this non-dilutive capital provides Lexicon with greater financial flexibility through both an extended interest-only period and maturity date and the opportunity to further strengthen its balance sheet to support pivotal upcoming regulatory and commercial milestones.

“Operational excellence, financial discipline and financial flexibility are key pillars of our corporate strategy for long-term growth,” said Scott Coiante, Lexicon’s chief financial officer. “By refinancing our existing loan facility with Hercules Capital, a strong partner with a history of supporting biotech innovation, we are expanding our access to non-dilutive capital and gaining additional flexibility to opportunistically deploy capital on value-creating initiatives, including the advancement of our pipeline of late-stage cardiometabolic programs.”

”Hercules Capital is pleased to support Lexicon Pharmaceuticals with a flexible financing solution that will support it through upcoming clinical and regulatory milestones,” said Adam Soller, Managing Director. “This partnership underscores our commitment to funding innovative therapies that address significant unmet medical needs.”

Under the terms of the agreement, the initial $55 million tranche was funded at closing and will be used to repay Lexicon’s existing loan facility with Oxford Finance. The second $20 million tranche is available for draw at Lexicon’s option subject to the achievement of certain clinical, regulatory and financial milestones and specified timing requirements. The third $25 million tranche is available for draw at Lexicon’s option following its draw of the second tranche and subject to Hercules’ consent and specified timing requirements.

The loan facility carries a floating interest rate equal to the prime rate plus 3.1%, with a floor not less than 9.85%. The loan facility provides for an initial interest-only period of 18 months, with the potential for two six-month extensions. The outstanding principal amount and all accrued but unpaid interest shall be repaid on or before May 4, 2030.

Lexicon’s obligations under the loan facility are secured by a first lien security interest in all of Lexicon’s assets and are subject to customary covenants, including a minimum cash covenant beginning on June 1, 2027, subject to extension upon the achievement of certain clinical and financial milestones and waiver upon the achievement of certain financial conditions.

About Lexicon Pharmaceuticals
Lexicon is a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. Lexicon has a pipeline of drug candidates in discovery, preclinical, and clinical development in neuropathic pain, hypertrophic cardiomyopathy (HCM), obesity and metabolic disorders, and other cardiometabolic indications. For additional information, please visit www.lexpharma.com.

Safe Harbor Statement
This press release contains “forward-looking statements,” including statements relating to Lexicon’s financial position and long-term outlook on its business, including the commercialization of its approved products and the clinical development of regulatory filings for, and potential therapeutic and commercial potential of its other drug candidates. In addition, this press release also contains forward looking statements relating to Lexicon’s growth and future operating results, discovery, development and commercialization of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. All forward-looking statements are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including Lexicon’s ability to meet its capital requirements, successfully commercialize its approved products, successfully conduct preclinical and clinical development and obtain necessary regulatory approvals of its other drug candidates on its anticipated timelines, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its approved products and other drug candidates. Any of these risks, uncertainties and other factors may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For Media Inquiries:
Dave Belian
Lexicon Pharmaceuticals, Inc.
lexinvest@lexpharma.com

For Investor Inquiries:
Lisa DeFrancesco
Lexicon Pharmaceuticals, Inc.
lexinvest@lexpharma.com